SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: November 29, 1999


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)

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Item 5.  Other Events
---------------------

   On November 29, 1999, Massachusetts Electric Company and New England Power Company (NEP), subsidiaries of New England Electric System (NEES), together with Eastern Edison Company and Montaup Electric Company (Montaup), subsidiaries of Eastern Utilities Associates (EUA)(together "the Companies"), announced that they had reached agreement with the Massachusetts Attorney General, the Massachusetts Division of Energy Resources, Associated Industries of Massachusetts, and The Energy Consortium regarding rates that will become effective after the completion of the proposed merger of the Companies.

   In April 1999, the Companies filed a proposed rate plan with the Massachusetts Department of Telecommunications and Energy
(MDTE) as part of an overall request seeking MDTE approval of the merger of Eastern Edison into Massachusetts Electric Company and the merger of Montaup into NEP. The proposed rate agreement calls for a total of $170 million in rate reductions for the customers of Massachusetts Electric, Eastern Edison and Nantucket Electric Company over the next five years. This rate agreement is subject to MDTE approval and, if approved, would also constitute approval of the Companies' mergers.

   On the effective date of the rate agreement, distribution rates for customers of the merged company will be reduced by $10 million annually, and frozen through February 28, 2005. From March 1, 2005 through December 31, 2009, the distribution rates will be adjusted annually to follow, but remain at least 10% below, the regional average distribution rates of similarly unbundled investor-owned utilities in New England, New York, New Jersey, and Pennsylvania. The effective date of the rate agreement occurs on the later of (i) 120 days after the NEES/EUA merger closes, (ii) the first cycle of the billing month after the NEES/National Grid Group plc merger closes, or (iii) April 1, 2000.

   The proposed rate agreement also contains a comprehensive service quality plan for the consolidated Massachusetts Electric Company that implements a system of annual incentives and penalties based on performance in the areas of reliability, customer satisfaction, and safety. In 2009, the Massachusetts Electric must perform an analysis to quantify savings resulting

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from cost-saving measures undertaken during the previous 10 years. Savings generated from the mergers or other efficiency initiatives will be shared between customers and investors over the subsequent 10 years. This earned savings mechanism is the sole means by which costs associated with the NEES/EUA or NEES/National Grid mergers may be recovered.

   If the NEES/EUA merger closes by early 2000, as anticipated, the rate agreement and its associated rate plan are expected to become effective in the spring of 2000.

                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM


                                 s/ Michael E. Jesanis

                              By
                                 Michael E. Jesanis
                                 Senior Vice President and
                                 Chief Financial Officer

Date: December 3, 1999




The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.